                                                                    Exhibit 10.7

                             DISTRIBUTION AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of September 22, 1993 by and between INGRAM MICRO INC., a California corporation (hereinafter "Ingram") and XEROX IMAGING SYSTEMS, INC., a Delaware corporation (hereinafter "Vendor").

                                    RECITALS

Vendor manufactures, produces, and/or supplies microcomputer products and desires to grant to Ingram the right to sell and distribute certain of those products, as hereinafter defined, upon the terms and conditions set forth below. Ingram is engaged in the sale and distribution of microcomputer products and desires to have the right to sell and distribute Vendor's products upon said terms and conditions.

      In consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

                        1. GRANT OF DISTRIBUTION RIGHTS.

1.1 Vendor hereby appoints Ingram as a non-exclusive, authorized distributor of the Vendor software products listed in Exhibit A ("the Software") to Ingram's customers within the United States and Canada. Vendor grants to Ingram, and Ingram accepts, the right to use for demonstration and its own purposes, upon payment of any applicable license fees, the Software under the terms and conditions of the license agreement contained in the packaging thereof. Further, Vendor grants to Ingram the right to distribute as agent on behalf of Vendor the Software to Ingram's customers within the United States and Canada provided that Ingram shall market the Software in the unopened shrink-wrapped package as delivered to Ingram, containing the Vendor Software License Agreement included therein.

1.2 Vendor agrees to make available and to sell to Ingram such Software as Ingram shall order from Vendor at the prices and subject to the terms set forth in this Agreement.

1.3 Vendor may appoint other distributors to distribute its Software. Ingram shall have the right to obtain and/or retain the rights to distribute any other products, including products which may compete with the Software.

1.4 The party's sole relationship with each other shall be that of an independent contractor. Neither party shall make any warranties or representations, or assume or create any obligations, on the other's behalf without that other's written approval. Each party shall be solely responsible for the actions of all their respective employees, agents and representatives.

                                    2. TERM.

2.1 The term of this Agreement shall be for a period of one (1) year, beginning on the date first above written. Thereafter, this Agreement shall be renewed for successive one (1) year terms without further notice, unless terminated sooner as provided under the provisions of this Agreement.

2.2 Either party may terminate this Agreement, with or without cause, by giving ninety (90) days' written notice to the other party.

                            3. OBLIGATIONS OF VENDOR.

3.1 Vendor shall use its best efforts to fill orders promptly. However, Vendor shall not be liable for any loss occasioned by a delay in delivery. Upon twenty-four (24) hour notification to Ingram, Vendor may make partial shipments of pending orders, each of which shall be separately invoiced and which shall be paid according to the payment terms set forth herein.

3.2 At no charge to Ingram, Vendor shall support the Software and any efforts to sell the Software by Ingram, and provide sales literature, advertising materials and reasonable training and support in the sale and use of the Software to Ingram's employees and customers, if requested by Ingram.

3.3 Vendor shall use reasonable efforts to give Ingram at least thirty (30) days' notice prior to the release of software which is directly associated with the Software listed in Exhibit A and may, in its sole discretion, make such Software available for distribution by Ingram. Addition of software to Exhibit A shall be mutually agreed upon by the parties.

3.4 Vendor agrees to maintain sufficient Software inventory to permit it to fill Ingram's orders as required herein. If a shortage of any Software in Vendor's inventory exists in spite of Vendor's good faith efforts, Vendor agrees to allocate its available inventory of such Software to Ingram in proportion to Ingram's percentage of all of Vendor's customer orders for such Software during the previous sixty (60) days.

3.5 For each Software shipment to Ingram, Vendor shall issue to Ingram an invoice showing Ingram's order number and the Software part number, description, price and any discount. At least monthly, Vendor shall provide Ingram with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement, if any.


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                            4. OBLIGATIONS OF INGRAM.

4.1 Ingram will list the Software in one or more of its catalogs and make the Software available to its customers.

4.2 Ingram will advertise and/or promote the Software in a commercially reasonable manner and will transmit Software information and promotional materials to its customers, as reasonably necessary.

4.3 As reasonably necessary, Ingram will make its facilities available for, and will assist Vendor in providing, Software training and support required under
Section 3.2 hereof.

4.4 Ingram will provide Software technical assistance to its customers as it is reasonably able to do so, and will refer all other technical matters directly to Vendor.

4.5 On or before the effective date of this Agreement, Ingram shall issue to Vendor a noncancelable initial order for the minimum number of units of Software required in Exhibit A of this Agreement. Any subsequent orders made by Ingram to Vendor will require an order for the minimum number of units stated in Exhibit A.

4.6 Units of Software returned to Ingram by its dealer customers under the Vendor's Money Back Guarantee shall in turn be returned by Ingram to Vendor for credit against future orders not more than once per calendar month, with costs of shipping to be borne by Vendor. Before shipping any Software to Vendor pursuant to this Section, Ingram shall first obtain a return authorization number from Vendor by contacting Vendor's corporate headquarters in Peabody, MA. Once the returned Software has been received by Vendor, Vendor shall credit Ingram's account with such credit to be used by Ingram against future orders.

      The terms of Vendor's Money Back Guarantee are subject to change by Vendor upon thirty (30) days written notice to Ingram.

4.7 Ingram shall use commercially reasonable efforts to maintain complete customer records for five (5) years after each sale. Ingram shall also provide to Vendor reasonable assistance to investigate any health, safety, or other legitimate concern relating to the Software. This obligations shall survive the termination of this Agreement.

4.8 Ingram shall provide to Vendor, within ten (10) days after the end of each calendar month (i) a detailed report by Software type of sale made during the previous calendar month within territories predefined by Vendor; and (ii) a detailed report of all Software in Ingram's inventory by location as of the end of the previous calendar month.

                               5. PRICE AND TERMS.

5.1 Thc price and applicable discount, if any, for the Software shall be as set forth in Exhibit A. Ingram shall not be bound to sell Software to its customers at any prices suggested by Vendor.

5.2 Vendor shall have the right to change the list price of any Software upon giving thirty (30) days' prior written notice to Ingram. In the event that Vendor shall raise the list price of a Software, all orders for such Software placed prior to the effective date of the price increase shall be invoiced at the lower price.

5.3 In the event of a decrease in the price of the Software, Vendor shall grant to Ingram a credit with respect to those units of such Software purchased by Ingram within the one hundred eighty (180) day period preceding the effective date of the price decrease and which remain in Ingram's inventory on the effective date of the price decrease. Such credit shall be equal to the difference between the price paid by Ingram and the adjusted price provided that Ingram applies for such price protection credit within thirty (30) days from the date of Vendor's public announcement of the price revision. This price protection credit may only be applied towards future purchases of Vendor Software.

5.4 Payment in full for Ingram's initial order shall be made within ninety (90) days after the date of the Vendor invoice. Payment in full for each subsequent order shipped to Ingram shall be made within sixty (60) days after the date of the Vendor invoice. Should Vendor reasonably determine at any time that it should no longer extend credit to Ingram for orders, then Vendor may require Ingram to pay cash in advance or upon delivery or present an irrevocable letter of credit. If payment in full is made within ten (10) days of the invoice, one percent (1%) of the invoice amount (not including freight) may be deducted by Ingram from the amount due on that invoice. If payment in full is made prior to shipment, two percent (2%) of the invoice amount (not including freight) may be deducted by Ingram from the amount due on that invoice.

5.5 Notwithstanding any other provision in this Agreement to the contrary, Ingram shall not be deemed in default under this Agreement if it withholds any payment to Vendor because of a legitimate dispute between the parties. If invoices are not paid in a timely manner, Vendor may refuse further shipments until Ingram's account is paid in full. *

5.6 Ingram shall pay any and all sales, property, use, or excise taxes, duties or similar charges relating to the Software assessed by any government authority or regulatory agency unless Ingram presents Vendor with a valid certificate of exemption. Personal property taxes assessable on Software after delivery to the carrier are also Ingram's responsibility.

                                  6. SHIPPING.

6.1 Vendor shall ship Software only pursuant to Ingram purchase orders received by Vendor. Delivery shall be effective when Software is placed in the possession of a carrier designated by Ingram on its standard freight routing instructions attached as Exhibit C and as may be amended by Ingram, packed with Vendor's standard commercial packing or other special packing materials requested by Ingram, F.O.B. point of origin. Title to the Software remains with Vendor (or its licensor) at all times, but risk of loss or damage passes to Ingram upon delivery to Ingram's carrier. Ingram shall be responsible for all costs of delivery.

* Stopping shipment shall not constitute a termination of this Agreement.

                 7. COOPERATIVE ADVERTISING AND MARKETING FUNDS.

7.1 Ingram may advertise and promote the Software and/or Vendor in a commercially reasonable manner and may use Vendor's trademarks, service marks and trade names in connection therewith; provided that, Ingram shall submit the advertisement or promotion to Vendor for review and approval prior to initial release, which approval shall not be unreasonably withheld or delayed.

7.2 Vendor agrees to cooperate with Ingram in advertising and promoting the Software and/or Vendor and hereby grants Ingram a cooperative advertising allowance of up to five percent (5%) of invoice amounts for Software purchased by Ingram from Vendor to the extent that Ingram or customer/dealers use the allowance for any advertising and promoting which features Software and/or Vendor. Upon receipt of reasonable evidence of advertising expenditures, Vendor agrees to credit the amount of any such expenditures against future purchases by Ingram.

7.3 Vendor agrees to participate in the "Go With Ingram Micro" marketing program currently in effect. The cooperative advertising allowance granted under Section
7.2 above shall be reduced by two percent (2%) as specified in Exhibit B attached hereto. This program is subject to the terms and conditions set forth on Exhibit B attached hereto and made a part hereof.

7.4 Vendor understands that additional marketing programs may be offered by Ingram to Vendor. Such programs may include a launch program that requires additional funds in addition to the cooperative advertising funds specified in
Section 7.2. Participation in such additional marketing programs shall be at the sole discretion of Vendor.

                             8. DEMONSTRATION UNITS.

8.1 At the request of Ingram, Vendor shall consign to Ingram a reasonable number, as determined by Vendor, of demonstration units of the Software to aid Ingram and its sales staff in the support and promotion of the Software. All units consigned will be returned to Vendor in good condition, reasonable wear and tear excepted, when requested by Vendor at any time eleven (11) months after delivery to Ingram.

                               9. STOCK BALANCING.

9.1 GENERAL STOCK BALANCING. Ingram may return unused, unopened units of Software which are contained in Vendor's then-current price list no more often than once per calendar month, for purposes of stock rebalancing or product exchange. Returns shall be shipped at Ingram's expense and must be accompanied by an order for Software of an equivalent dollar value.

9.2 RETURNS AFTER TERMINATION. Upon termination, Vendor shall, at Ingram's request, repurchase one hundred percent (100%) of Ingram's purchases from Vendor during the calendar quarter preceding such termination. All Software must be new and unopened. Each party shall bear fifty percent (50%) of the cost of returning the Software to Vendor.

9.3 RETURNS AFTER PRODUCT DISCONTINUATION. Vendor shall use its best efforts to provide Ingram with thirty (30) days written notice prior to Vendor's discontinuation of any Software. Upon receipt of such notice, Ingram may return all unused, unopened units of discontinued Software which remain in Ingram's inventory on the date such notice is received.

                             10. PRODUCT WARRANTIES.

10.1 Vendor provides a warranty to the initial End-User of each unit of Software which covers the media upon which the Software is embedded for a period of ninety (90) days from the date of purchase by such End-User. Vendor expressly excludes any other warranties in relation to the Software, whether express, implied by statute, or otherwise, including, and without limitation, any warranty of merchantability or fitness for a particular purpose.

10.2 Vendor's sole obligation shall be to issue a credit to be used against future purchases to Ingram for any media that proves to be defective during the warranty period. Units of Software returned to Ingram by its dealer customers under this warranty shall in turn be returned by Ingram to Vendor for credit to be used against future purchases, with such returns to take place not more than once per calendar month, with shipping costs to be borne by Vendor. Before shipping any Software to Vendor pursuant to this Section, Ingram shall first obtain a return authorization number from Vendor by contacting Vendor's corporate headquarters in Peabody, MA. Once the returned Software has been received by Vendor, Vendor shall issue a credit to Ingram for use against future purchases. Neither Ingram or its dealer customers may expand or alter this warranty.

10.3 In the event Vendor recalls any or all of the Software due to defects, revisions, or upgrades, Ingram shall provide reasonable assistance in such recall; provided that, Vendor shall pay all of Ingram's expenses in connection with such recall, including handling charges per unit of Software of not less than two and one-half percent (2-1/2%) of the Product's list price.

                                 11. INDEMNITY.

11.1 Vendor shall defend Ingram from, and pay any judgment for direct infringement of any United States patent, trademark or copyright by any of the Software if Ingram promptly notifies Vendor in writing of any infringement assertion, and allows and assists Vendor to defend any infringement suit. Vendor shall not be liable for litigation expenses or settlements by other parties unless Vendor agrees in writing. If any infringement is asserted against Vendor or Ingram, Vendor, at its option, may obtain a license at no cost to Ingram, or modify or remove the Software, or substitute software. Vendor is not liable for any infringement due to the Software being made or modified to Ingram specifications or designs, modified other than by Vendor; used or sold in combination with any equipment, software or supplies not provided by Vendor; or used to produce images in violation of the proprietary rights of third parties. The liability of Vendor under this Section shall be limited in all instances to one million dollars ($1,000,000.). Vendor makes no other express or implied warranty of noninfringement and has no other liability for infringement or any damages thereon.

11.2 The foregoing indemnity does not apply, and Ingram agrees to indemnify Vendor (including all costs and attorneys' fees), with respect to any claim brought against Vendor concerning patent or copyright infringement allegedly from (1) the combination or utilization by Ingram of any Software with equipment not made or provided by Vendor; (2) the unauthorized modification of any Software by Ingram; (3) any Software manufactured by Vendor to Ingram's specifications; or (4) the production of images by Ingram in violation of the proprietary rights of third parties. If any claim of patent infringement is made under the foregoing circumstances, Vendor may refuse to make further shipments to Ingram. The liability of Ingram under this Section shall be limited in all instances to one million dollars ($1,000,000.). Ingram makes no other express or implied warranty of noninfringement and has no other liability for infringement or any damages thereon.

11.3 Vendor is named as a party in any suit commenced on a claim under the circumstances set forth in Section 11.2, Ingram shall defend such suit, and Vendor shall assist Ingram (at Ingram's expense) in any reasonable manner. Ingram shall have sole control over the defense and settlement negotiations.

11.4 Each party (the "indemnifying party") agrees, if promptly notified by the other and given the right to control the defense and approve any settlements thereof, to indemnify and hold harmless the other party hereto (the "indemnified party") from and against all claims or liabilities of third parties arising out of this Agreement and (1) attributable to personal injury (including death) or damage to tangible property and (2) proximately caused by the intentional, reckless, or negligent act or omission of the indemnifying party. Such indemnification shall include the payment of reasonable attorneys' fees and other costs incurred by the indemnified party in defending against such claims. The indemnifying party shall no liability under the foregoing indemnity for incidental, consequential, indirect, or special damages, including but not limited to loss of profits. The indemnifying party shall have no obligation hereunder with respect to any claim or cause of action or portion thereof for damages to persons (including death) or damage to tangible property proximately caused by the fault, culpability or negligence of any person other than the indemnifying party.


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
11.5 EXCEPT FOR INDEMNIFICATION CLAIMS ARISING UNDER THIS AGREEMENT, THE MAXIMUM LIABILITY OF VENDOR TO INGRAM, ITS EMPLOYEES, DEALERS, AGENTS AND END-USERS, OR ANY OTHER PERSON CLAIMING UNDER INGRAM FOR DIRECT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT OR OTHERWISE, SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT PAID BY TO VENDOR BY INGRAM FOR THE SOFTWARE GIVING RISE TO THE CLAIM. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS, ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IN THE EVENT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

                              12. PRODUCT MARKINGS.

12.1 Vendor shall clearly mark on the packaging of each unit of Software the Software's name and computer compatibility. Such packaging shall also bear a machine-readable bar code identifier scannable in standard ABCD format which identifies the Software and its serial number and fully complies with all conditions regarding standard product labeling set forth in "Ingram Micro's Guide To Bar Code: The Product Label," as amended from time to time.

                       13. REPRESENTATIONS AND WARRANTIES.

Vendor warrants and represents that:

13.1 The Software or its use does not infringe upon any United States patents, copyrights, trademarks, trade secrets, or other proprietary rights of others, and that there are not any suits or proceedings pending or threatened which allege that any Software or the use thereof infringes upon such proprietary rights;

13.2 The Software prices offered herein are equal to the prices available to any like distributor within the United States to whom Vendor sells the Software. In the future all prices for Software made available to Ingram shall be at least equal to the prices available to any like distributor in the United States of the Software;

13.3 Sales to Ingram of the Software at the listed prices and/or discounts do not in any way constitute violations of federal, state, or local laws, ordinances, rules or regulations, including any antitrust laws or trade regulations;

                                  14. DEFAULTS.

14.1 For purposes of this Agreement, a party shall be in default if (a) it materially breaches a term of this Agreement and such breach continues for a period of ten (10) business days after it has been notified of the breach, or
(b) it shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of or become subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors.

14.2 Upon the occurrence of an event of default as described in Section 14.1, the party not in default may immediately terminate this Agreement by giving written notice to the party in default.

14.3 The rights and remedies provided to the parties in this Section 14 shall not be exclusive and are in addition to any other rights and remedies provided by this Agreement or by law or in equity.

                                 15. INSURANCE.

15.1 Each party shall maintain during the life of this Agreement insurance with an insurance company reasonably acceptable to the other to include liability coverage sufficient to cover its obligations under this Agreement.

                              16. OTHER PROVISIONS.

16.1 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California, except that body of law concerning conflicts of law.

16.2 NOTICES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when (i) personally delivered; (ii) two (2) days after mailing by U.S. certified or registered first-class mail, prepaid; or (iii) one (1) day after deposit with any nationally recognized overnight courier, with written verification of receipt, and addressed to the parties at the addresses set forth at the end of this Agreement or at such other addresses as the parties may designate by written notice.

16.3 ATTORNEY'S FEES. In the event suit is commenced to enforce this Agreement or otherwise relating to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection therewith.

16.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; however, this Agreement shall be of no force or effect until executed by both parties.

16.5 CONFIDENTIAL INFORMATION. Subject to the exceptions listed below, all information of one party ("the disclosing party") which is marked proprietary, confidential or "private date" and is made available to the other ("the receiving party") will be held in confidence by the receiving party and will not be disclosed by it to third parties, or used by it, except to the extent authorized by this Agreement. If the informations is provided orally or visually, the disclosing party will identify the disclosure as being proprietary or confidential at the time of disclosure and, within thirty (30) days thereafter, reduce it to writing and provide it to the receiving party. The receiving party may release such confidential information within its own organization on a need-to-know basis only. The receiving party's obligations under this Section shall survive the termination or expiration of this Agreement.

      The receiving party's obligation hereof shall terminate with respect to any particular portion of the disclosing party's information, other than software source code, (i) when the receiving party can document that:

(a) it was in the public domain at the time of the disclosing party's communication thereof to the receiving party,

(b) it entered the public domain through no fault of the receiving party subsequent to the time of the disclosing party's communication thereof to the receiving party,

(c) it was in the receiving party's possession free of any obligation of confidence at the time of the disclosing party's communication thereof to the receiving party, or

(d) it was rightfully communicated to the receiving party free of any obligation of confidence subsequent to the time of the disclosing party's communication thereof to the receiving party;

or (ii) when it is communicated by the disclosing party to a third party free of any obligation of confidence; or (iii) in any event, five (5) years after the disclosing party's communication thereof to the receiving party.

      All materials furnished to the receiving party by the disclosing party that are designated in writing to be the property of the disclosing party shall remain the property of the disclosing party and shall be returned to the disclosing party promptly at its request or upon termination of this Agreement, with all copies made thereof.

16.6 NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full rights to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken, construed, or held to be a waiver of the provision itself or a waiver of any breach thereafter or any other provision hereof.

16.7 CAPTIONS AND SECTION HEADINGS. Captions and section headings used herein are for convenience only, are not a part of This Agreement, and shall not be used in construing it.

16.8 COVENANT OF FURTHER COOPERATION. Each of the parties agrees to execute and deliver such further documents and to cooperate in such manner as may be necessary to implement and give effect to the agreements contained herein.


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
16.9 BINDING ON HEIRS AND SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of each party, its successors and assigns.

16.10 ASSIGNMENT. Neither party may assign, transfer, or sell any of its rights, or delegate any of its responsibilities under this Agreement without the prior written consent of the other. Such consent shall not be unreasonably withheld.

16.11 DISPUTES. The parties agree that, before initiating any litigation involving a dispute, controversy, or claim arising out of or relating to this Agreement (including, but not limited to, any claim concerning the entry into, performance under or termination of this Agreement), they will attempt in good faith to resolve their dispute through nonbinding mediation. Any action under or arising out of this Agreement or the breach, termination or invalidity thereof, must be commenced within one (1) year after the cause of action accrued, except that actions for nonpayment must be commenced within three (3) years after the date the payment was due.

16.12 EXPORT CONTROL. Ingram shall not export any Software obtained from Vendor hereunder to any country for which the United States or any agency thereof requires, at the time of export, an export license or any other governmental approval without first obtaining such license or approval.

16.13 SEVERABILITY. A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found not to be invalid.

16.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, superseding any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are hereby expressly canceled and terminated. The terms and conditions of each party's purchase orders, invoices, acknowledgments/confirmations or similar documentation shall not apply to any order hereunder, and any such terms and conditions thereon shall be deemed to be objected to without need of further notice or objection. Any modifications of this Agreement must be in writing and signed by authorized representatives of both parties hereto.


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
16.12 PARTIES EXECUTING. The parties executing this Agreement warrant that they have the requisite authority to do so.

      IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

"Ingram"                                    "Vendor"


Ingram Micro Inc.                           Xerox Imaging Systems, Inc.
1600 E. St. Andrew Place                    9 Centennial Drive
Santa Ana, California 92705                 Peabody, MA 01960

By:  /S/ SANAT K. DUTTA                     By: /S/ MICHAEL K. TIVNAN
   ----------------------------                --------------------------------

Sanat K. Dutta                              Name:  Michael K. Tivnan
Senior Vice President                            ------------------------------
Operations                                         (print or type)

                                            Title:*  General Manager
                                                  -----------------------------

Date:  9/22/93                              Date:    9/22/93
     --------------------------                  ------------------------------

*AGREEMENT MUST BE SIGNED BY PRESIDENT OR BY A DULY AUTHORIZED VICE PRESIDENT OR PARTNER.


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
                                    EXHIBIT A

                               PRODUCT PRICE LIST


The prices for the Software offered under this Agreement shall be (check one):

_____ As shown on Vendor's price list dated __________.

  X   As shown below.
_____

Software                             List Price                Discount
--------                             ----------                --------
TextBridge                           $ 99.00                     42%
AccuText                             $495.00                     50%

Minimum order quantity is 25 units.

                                    EXHIBIT B

                     GO WITH INGRAM MICRO MARKETING PROGRAM


Vendor agrees to participate in the "Go with Ingram Micro" marketing program (hereinafter the "Program") subject to the following terms and conditions:

1. Vendor hereby grants to Ingram a Program allowance equal to two percent (2%) of invoice amounts for Software purchased by Ingram. Upon receipt of reasonable evidence of advertising expenditures, Vendor agrees to credit the amount of any such expenditures against future purchases by Ingram. The cooperative advertising allowance granted under Section 7.2 of the Agreement shall be reduced by an amount equal to the Program allowance granted hereunder, it being the understanding of the parties that the Program allowance is to be a part of the cooperative advertising allowance and not an addition thereto. Ingram agrees to reconcile and adjust the Program allowance quarterly to account for any Software returns.

2. The Program allowance will be used by Ingram to fund Software promotions and advertising, to provide general sales incentives throughout its distribution channels, and to administer the Program.

3. The term of the Program shall end on June 30 following the commencement date of this Agreement, and shall be renewed for successive one (1) year terms without further notice, subject to Ingram's right to terminate the Program, or Vendor's right to terminate its participation therein, at the end of a term by giving the other party at least ninety (90) days' written notice prior to the end of the term.

AMENDMENT NO. 1                                                 JANUARY 23, 1995
DISTRIBUTION AGREEMENT                                                  PAGE ONE


      Ingram Micro Inc. ("Ingram") and Xerox Imaging Systems, Inc. ("Vendor") hereby agree to amend their mutual Distribution Agreement, dated September 23, 1993 as follows:



      1. Ingram and Vendor agree to incorporate the addition of Software Products listed in the attached Exhibit A-1.

      2. This amendment shall remain in effect for the current and any renewal term of the Agreement.


Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The signer has read this Amendment, agrees hereto, and is an authorized representative of its respective party.


INGRAM MICRO INC.                               XEROX IMAGING SYSTEMS, INC.


By:   /s/ Sanat K. Dutta                        By: /s/ Michael K. Tivnan
   ---------------------------------               -----------------------------
Name:  Sanat K. Dutta                           Name:  Michael K. Tivnan

Title:  Executive Vice President                Title:  General Manager

Date:  1/23/95                                  Date:  1/30/95
     -------------------------------                 ---------------------------

                                   EXHIBIT A-1

                               PRODUCT PRICE LIST


The prices for the Products offered under this Agreement shall be (check one):

_____ As shown on Vendor's price list dated __________________.


  X   As shown below.
_____

Software                            List Price                        Discount
--------                            ----------                        --------
TabWorks                            $49.00                            45%


Minimum order quantity is 25 units.

AMENDMENT NO. 2                                                  MARCH 16, 1995
DISTRIBUTION AGREEMENT                                                 PAGE ONE


      Ingram Micro Inc. ("Ingram") and Xerox Imaging Systems, Inc. ("Vendor") hereby agree to amend their mutual Distribution Agreement, dated September 23, 1993 as follows:


      1. Ingram and Vendor agree to incorporate the pricing changes of Software Products listed in the attached Exhibit A-2.

      2. This amendment shall remain in effect for the current and any renewal term of the Agreement.


Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The signer has read this Amendment, agrees hereto, and is an authorized representative of its respective party.

INGRAM MICRO INC.                                XEROX IMAGING SYSTEMS, INC.


BY: /S/ SANAT K. DUTTA                           BY: /S/ WAYNE CRANDALL
   -----------------------------                    ----------------------------
NAME:  SANAT K. DUTTA                            NAME:  WAYNE CRANDALL
     ---------------------------                      --------------------------
TITLE: EXECUTIVE VICE PRESIDENT                  TITLE: V.P. SALES
      --------------------------                       -------------------------
DATE:  4 APRIL 1995                              DATE:  22 MARCH 1995
     ---------------------------                      --------------------------

                                   EXHIBIT A-2

                               PRODUCT PRICE LIST

This Amendment supersedes Exhibit A and A-l Product Price Lists.


SOFTWARE                                LIST PRICE     DISCOUNT ON   DEDUCT FROM
                                                       INVOICE       INVOICE
TextBridge for Windows                   $99.00          42%            5%

TextBridge for Macintosh                 $99.00          42%            5%

TextBridge Professional Edition         $349.00          40%            5%
(Windows)

TextBridge Professional Edition         $199.00          20%            5%
(Competitive Upgrade)

TabWorks                                 $49.00          40%            5%


The price after the Deduction From Invoice (DFI) has been taken shall be the price that Ingram Micro will pay Vendor for product.

Ingram will only offer the TextBridge Professional Competitive Upgrade software to those resellers that are specified by Vendor.

AMENDMENT NO. 3                                                   AUGUST 1, 1996
DISTRIBUTION AGREEMENT                                           PAGE ONE OF ONE


      Ingram Micro Inc. ("Ingram") and Xerox Imaging Systems, Inc. ("Vendor") hereby agree to amend their mutual Distribution Agreement, dated September 23, 1993 as follows:


1. Vendor authorizes Ingram on a non-exclusive basis to distribute Products in the educational market ("Academic"). Academic Products and prices are specified as listed in the attached Exhibit A-2.

2. This amendment shall remain in effect for the current and any renewal term of the Agreement.


Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The signer has read this Amendment, agrees hereto, and is an authorized representative of its respective party.

INGRAM MICRO INC.                             XEROX IMAGING SYSTEMS, INC.



By: /s/ SANAT K. DUTTA                        By:
   -------------------------------               ------------------------------
Name:  Sanat K. Dutta                         Name:  Wayne Crandall

Title:  Executive Vice President              Title:  Vice President Sales

Date:  8/20/96                                Date:
     -----------------------------                 ----------------------------

                                  EXHIBIT A-2

                           ACADEMIC PRODUCT PRICE LIST


The prices for the Products offered under this Agreement shall be (check one):

_____ As shown on Vendor's price list dated ____________.


_____ As shown below.


Software                      List Price                         Discount
--------                      ----------                         --------

[INGRAM MICRO LOGO]

                               AMENDMENT 4 TO THE
                             DISTRIBUTION AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into this 15th day of May, 1997, by and between INGRAM MICRO INC. ("Ingram") and Xerox Imaging Systems, Inc. ("Vendor").


The parties have agreed to amend the Distribution Agreement ("Agreement") between Ingram and Vendor dated September 22, 1993.

1.    SECTION 1.1 - GRANT OF DISTRIBUTION RIGHTS
      Revise the first sentence to read: "Vendor hereby appoints Ingram as a non-exclusive, authorized distributor of the Vendor software products listed in Exhibit A ("the software") to Ingram's customers within the United States, Canada and all of Asia Pacific."

2. This amendment shall remain in effect for the current and any renewal term of the Agreement.


Notwithstanding the foregoing, all other provisions of the Agreement remained unchanged. The signed has read this Amendment, agrees hereto, and is an authorized representative of its respective party.

INGRAM MICRO INC.                                  XEROX IMAGING SYSTEMS, INC.


BY: /S/ V L COTTEN                                 BY: /S/ WAYNE CRANDALL
   ---------------------------------                  --------------------------

NAME:  Victoria L. Cotten                          NAME:  Wayne Crandall
     -------------------------------                    ------------------------

TITLE: Sr. Vice President Purchasing               TITLE:  VP Sales
      ------------------------------                     -----------------------

DATE:  7-8-97                                      DATE:  6-26-97
     -------------------------------                    ------------------------

[INGRAM MICRO LOGO]

                               AMENDMENT #5 TO THE
                             DISTRIBUTION AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into this 26th day of March, 1998, by and between INGRAM MICRO INC. ("Ingram") and SCANSOFT, INC. ("Vendor").

The parties have agreed to amend their Distribution Agreement ("Agreement") dated September 23, 1993.

1. Replace the existing five percent (5%) DFI with "early pay discount terms of two percent (2%) sixty (60) days net sixty one (61) days and on an ongoing quarterly sales out rebate of three percent (3%) which includes a reporting feature."

2. This Amendment shall remain in effect for the current term and any renewal term of the Agreement.


Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is an authorized representative of its respective party.

INGRAM MICRO INC.                           SCANSOFT, INC.
1600 East St. Andrew Place                  9 CENTENNIAL DRIVE
Santa Ana, CA 92705                         PEABODY, MA 01960


By: /s/ V L Cotten                          By: /S/ WAYNE S. CRANDALL
   ---------------------------------           --------------------------------

Name: Victoria L. Cotten                    Name:  Wayne S. Crandall
     -------------------------------             ------------------------------

Title: Sr. Vice President Purchasing        Title:  Vice President
      ------------------------------              -----------------------------

                             AMENDMENT NO. 6 TO THE
                             DISTRIBUTOR AGREEMENT

     THIS AMENDMENT No. 6 (the "Amendment") is entered into this 9th day of April, 1999, by and between INGRAM MICRO, INC. ("Ingram") having offices at 1600
E. St. Andrew Place, Santa Ana, CA and SCANSOFT, INC. ("Vendor") having offices at 9 Centennial Drive Peabody, MA.

The parties have agreed to amend the Distribution Agreement ("Agreement") between Ingram and Vendor dated September 22, 1993. Terms not otherwise defined herein are used herein as defined in the Agreement.

     1. Effective April 5, 1999, Ingram and Vendor agree Products and pricing terms and discounts listed in the attached Exhibit A-3 shall supersedes any and all pricing, terms and discounts contained in the Agreement and any prior Amendments.

     2. This amendment shall remain in effect for the current and any renewal term of the Agreement.

Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is an authorized representative of its respective party.


INGRAM MICRO INC.                       SCANSOFT, INC.
1600 East St. Andrew Place              9 Centennial Drive
Santa Ana, CA 92705                     Peabody, MA 01960


By: /s/ Al Mann                         By: /s/ Wayne Crandall
    ----------------------------            ---------------------------
Name: Al Mann                           Name: Wayne Crandall
      --------------------------              -------------------------
Title: Sr. VP Product Management        Title: Vice President
       -------------------------               ------------------------
Date: 4/8/99                            Date: 4/9/99
      --------------------------              -------------------------

                                  EXHIBIT A-3

                               PRODUCT PRICE LIST
                               ------------------


PRICING EFFECTIVE:  April 5, 1999
                    -------------

                    THE FOLLOWING PRICE LIST SUPERSEDES ALL PRICING, TERMS AND DISCOUNTS CONTAINED IN THE AGREEMENT, ANY PRIOR AMENDMENTS AND THE INTERIM PRICING ABOVE.

          For details on Co-op, Sales Reporting, and Prompt Payments DFI discounts see Notes below.

PRODUCT                      SCANSOFT         UPC               SRP      INGRAM DISTY          INGRAM       CO-    SALES     PROMPT
DESCRIPTION                  PART NUMBER      CODE                       MICRO # DISC.          COST        OP*    REPRT.+   PAYMT++
PaperPort ProOCR 100         90-0329-100      785414-102556     $49.99   306138      20%       $39.99       2%       2%        3%

PaperPort ProOCR 100
 (Gov., Acad)                90-0329-108      780429100916      $47.49   118290      20%       $37.99       2%       2%        3%

PaperPort ProOCR 100
 (Canada)                    90-0329-109      780420100923         N/A   118163      20%       $25.00       2%       2%        3%

PaperPort Deluxe 5.3         90-0356-000      785414-102860     $49.99   306142      20%       $39.99       2%       2%        3%

PaperPort Deluxe 6.0         90-0361-000      785414-102686     $49.99   099800      20%       $39.99       2%       2%        3%

PaperPort Deluxe 6.0
 (Gov., Acad)                90-0351-008      780420100830      $47.49   118304      20%       $37.99       2%       2%        3%

PaperPort Deluxe 6.0
 (Canada)                    90-0351-009      780420100947         N/A   118142      20%       $40.00       2%       2%        3%

PaperPort ScannerSuite 2.0   90-0424-000      785414-103331     $79.99   99801       20%       $63.99       2%       2%        3%

PaperPort ScannerSuite 2.0
 (Gov., Acad)                90-0424-008      780420100954      $75.99   118318      20%       $60.79       2%       2%        3%

PaperPort ScannerSuite 2.0
 (Canada)                    90-0424-009      780420100961         N/A   118177      20%       $53.00       2%       2%        3%

PaperPort ScannerSuite 1.0   90-0343-000      785414-102600     $79.99   306143      20%       $63.99       2%       2%        3%

Visioneer Visual Explorer    90-0367-000      785414-102860     $49.99   306100      20%       $39.99       2%       2%        3%

Visioneer Visual Explorer
 (Gov., Acad)                90-0367-008      780420100978      $47.49   118332      20%       $37.99       2%       2%        3%

Visioneer Visual Explorer
 (Canada)                    90-0367-009      780420100985         N/A   118122      20%       $25.00       2%       2%        3%

PaperPort Deluxe 5.X Mac     90-0246-000      785414-102228     $49.99   306132      20%       $39.99       2%       2%        3%


                           TABLE CONTINUED NEXT PAGE

EXHIBIT A-3 PRODUCT PRICE LIST CONTINUED
----------------------------------------

PRODUCT                          SCANSOFT            UPC           SRP   INGRAM DISTY         INGRAM            SALES      PROMPT
DESCRIPTION                      PART NUMBER        CODE                 MICRO # DISC.         COST    CO-OP*  REPORT(+)  PAYMT(++)

Pagis Pro 2.0                    31-09406-00    780420100718     $99.00    391410      20%     $79.20   2%        2%          3%
Pagis Pro 2.0 (Gov., Acad)       31-09467-00    780420100732     $94.00                20%     $75.25   2%        2%          3%
Pagis Pro 2.0 (Canada)           31-09406-09    780420101005        N/A    391431      20%     $53.00   2%        2%          3%
Pagis Pro 2.0 NFR                31-09468-00    780420100749     $34.00    391421      16%     $28.50   2%        2%          3%
Pagis Pro 2.0 French             31-09406-01    780420100824     $85.00    391431      20%     $68.00   2%        2%          3%

Pagis ScanWorks                  31-09450-00    780420100725     $49.00    391420      20%     $39.20   2%        2%          3%
Pagis ScanWorks (Canada)         31-09450-09    780420101012        N/A                20%     $25.00   2%        2%          3%
TextBridge Pro 9.0               31-09508-00    780420100862     $99.00    391435      25%     $74.25   2%        2%          3%
TextBridge Pro 9.0
(Gov., Acad)                     31-09508-08    780420101029     $94.00    118346      25%     $70.50   2%        2%          3%
TextBridge Pro 9.0 (Canada)      31-09508-09    780420101036        N/A    118360      20%     $53.00   2%        2%          3%
TextBridge Pro 98                31-09065-00    780420100541     $79.00    391495      20%     $63.20   2%        2%          3%
TextBridge Pro 98 (Gov., Acad)   31-09219-00    780420100572     $59.00    969605      20%     $47.20   2%        2%          3%
TextBridge Pro 98 (Canada)       31-09065-09    780420101043        N/A                20%     $53.00   2%        2%          3%
TextBridge Pro 98 NFR            31-09218-00    780420100555     $25.00    391496      24%     $19.00   2%        2%          3%
TextBridge Pro 98 French         31-09065-01    780420100654     $79.00    391416      20%     $63.20   2%        2%          3%
TextBridge Pro 98 Portuguese     31-08402-00    780420100695     $79.00    391430      20%     $63.20   2%        2%          3%
TextBridge Pro 98 Spanish        31-09065-04    780420100794     $79.00    118191      20%     $63.20   2%        2%          3%
TextBridge for Windows,
ver. 3.0                         31-04802-00    780420100176     $99.00    391464      42%     $57.42   2%        2%          3%
TextBridge Pro MACINTOSH,
ver. 8.0                         31-09120-00    780420100558     $49.00    391427      20%     $39.20   2%        2%          3%
TextBridge Pro MAC, ver. 8.0
(Canada)                         31-09120-09    780420101050        N/A                20%     $39.20   2%        2%          3%

Multi-Pack Pagis Pro 2.0
Pagis Pro 2.0 5 User Pack        31-09469-00    780420100756    $445.50    391422      20%    $356.40   2%        2%          3%
Pagis Pro 2.0 20 User Pack       31-09469-20    780420100763  $1,683.00    391423      20%  $1,346.40   2%        2%          3%
Pagis Pro 2.0 50 User Pack       31-09469-50    780420100770  $3,960.00    391424      20%  $3,168.00   2%        2%          3%

Multi-Pack TextBridge Pro 98
TextBridge Pro 98 5 User Pack    31-09222-00    780420100589    $355.50    391434      20%    $284.40   2%        2%          3%
TextBridge Pro 98 20 User Pack   31-09222-20    780420100596  $1,343.00    391435      20%  $1,074.40   2%        2%          3%
TextBridge Pro 98 50 User Pack   31-09222-50    780420100602  $3,160.00    391436      20%  $2,528.00   2%        2%          3%

Multi-Pack TextBridge Pro 9.0
TextBridge Pro 9.0 5 User Pack   31-09531-00    780420101067    $446.00    118402      20%    $356.40   2%        2%          3%
TextBridge Pro 9.0 25 User Pack  31-09531-25    780420101074  $2,104.00    118416      20%  $1,683.00   2%        2%          3%
TextBridge Pro 9.0 50 User Pack  31-09531-50    780420101081  $3,960.00    118430      20%  $3,168.00   2%        2%          3%

DEDUCTION FROM INVOICE (DFI) DISCOUNTS
NOTES:

      * Co-op - Marketing up to 2% of Ingram's gross purchases of Products. Such funds shall be used in connection with marketing programs to be mutually agreed upon by Ingram and Vendor

      + Sales Reporting: 2%

     ++ Prompt Payment: 3% shall be credited only if full payment is made to Vendor within 60 days of Invoice Date.

There shall be no discount or rebate associated with Sales Revenue Goals. Except as stated herein, there shall be no other discounts offered.

[INGRAM MICRO LOGO]

                              AMENDMENT #7 TO THE
                             DISTRIBUTION AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into this 23rd day of July 1999, by and between INGRAM MICRO INC. ("Ingram") and SCANSOFT, INC. ("Vendor").

The parties have agreed to amend their Distribution Agreement ("Agreement") dated September 22, 1993.


1.   Section 1, GRANT OF DISTRIBUTION RIGHTS, add the following:

     "Virgin Islands, Puerto Rico and Latin America"

2. This Amendment shall remain in effect for the current term and any renewal term of the Agreement.


Notwithstanding the foregoing, all other provisions of the Agreement remain unchanged. The undersigned has read this Amendment, agrees hereto, and is an authorized representative of its respective party.


INGRAM MICRO INC.                       SCANSOFT, INC.
1600 East St. Andrew Place              9 Centennial Drive
Santa Ana, CA 92705                     Peabody, MA 01960


By:    /s/ Donna Grothman               By:    /s/ Wayne Crandall
Name:  Donna Grothman                   Name:  Wayne Crandall
Title: GM, Software                     Title: VP, Sales and Channel Marketing
Date:  9/17/99                          Date:  8/7/99


--------------------------------------------------------------------------------
                                       1